CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 114 to the Registration Statement on Form N1-A (the “Registration Statement”), of our report dated October 28, 2005, relating to the financial statements and financial highlights which appear in the August 31, 2005 Annual Report to Shareholders of the following funds of the Goldman Sachs Trust: Balanced Fund, Research Select Fund, Small Cap Value Fund, Mid Cap Value Fund, Large Cap Value Fund, Growth and Income Fund, Strategic Growth Fund, Capital Growth Fund, Growth Opportunities Fund, Concentrated Growth Fund, Small / Mid-Cap Growth Fund, Structured U.S. Equity (formerly known as CORE U.S. Equity Fund), Structured Large Cap Growth Fund (formerly known as CORE Large Cap Growth Fund), Structured Small Cap Equity Fund (formerly known as CORE Small Cap Equity Fund), Structured Large Cap Value Fund (formerly known as CORE Large Cap Value Fund), Structured International Equity Fund (formerly known as CORE International Equity Fund), European Equity Fund, International Equity Fund, Japanese Equity Fund, International Small Cap Fund (formerly known as International Growth Opportunities Fund), Emerging Markets Equity Fund, and Asia Equity Fund (formerly known as Asia Growth Fund), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectus, and under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
December 23, 2005